November 12, 2020 Dear Fellow Stockholder, The spiking of COVID-19 cases across the country suggests that this pandemic is far from over. InvenTrust continues to wish you and your family good health and safety throughout this time. For this letter, I am going to discuss two topics – InvenTrust’s estimated share value (“ESV”) and the company’s third quarter financials. Publication of InvenTrust’s Estimated Share Value InvenTrust publishes an ESV on an annual basis to assist broker dealers with statement reporting rules published by the Financial Industry Regulatory Authority (“FINRA”). The Audit Committee of the Board, in line with management’s recommendation, recently re-engaged Duff & Phelps, an independent, third-party valuation firm that has conducted InvenTrust’s ESV the last several years. Our goal is to publish our new estimated share value by the end of the year barring any further material, and unexpected disruptions to the nation’s economy or our portfolio. InvenTrust will communicate our new estimated share value as well as provide a recap of the Duff & Phelps analysis once it is complete. To be certain, it is a challenging time for our industry and the lasting negative impact on InvenTrust’s cash flow is still not yet known. As the pandemic continues, we anticipate our tenants will struggle to remain open and our occupancy rates will experience a decline. While the InvenTrust team continues to work hard to minimize these factors, the projected decline in our future cash flows will negatively influence our upcoming ESV calculation. Third Quarter Financial Update On November 6, InvenTrust released our 2020 third quarter results. The entire SEC filing is available on our website for your review. Our results show that the company continues to do it’s best to weather the effects of this healthcare crisis. InvenTrust maintained our distribution rate throughout 2020 and ended the third quarter with over $200 million net cash1 on our balance sheet. While collections continue to improve, our same-property net operating income declined compared to the same period in 2019. In closing, InvenTrust will maintain our proactive shareholder communication program by providing regular updates to our shareholders discussing our performance and strategic initiatives. As always, if you have any questions please feel free to contact us directly at InvestorRelations@InvenTrustProperties.com. Sincerely, INVENTRUST PROPERTIES CORP. Thomas P. McGuinness President, CEO 1 – Net Pro-Rata Cash Balance is net of the $50 million in cash via the revolver. Forward-Looking Statements in this letter, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,”

“seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward- looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain and involve known and unknown risks that are difficult to predict. For a discussion of factors that could materially affect the outcome of the Company’s forward-looking statements and our future results and financial condition, see the Risk Factors included in the Company’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. You are cautioned not to place undue reliance on any forward-looking statements, which are made as of the date of this letter. The Company undertakes no obligation to update publicly any of these forward- looking statements to reflect actual results, new information, future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward looking statements.